EXHIBIT 99.1

                    EXPRESS SCRIPTS REPORTS STRONG GROWTH AND
                     RECORD INCOME FOR THIRD QUARTER OF 1997

ENROLLMENT GAINS PACE 64.6 PERCENT REVENUE GAIN;
22.8 PERCENT NET INCOME INCREASE

     ST. LOUIS, Oct. 23, 1997--Express Scripts, Inc. (NASDAQ:ESRX) today reported another record quarter of sales and revenue growth, producing net income of $8.6 million in 1997's third quarter, up 22.8 percent compared with the $7.0 million earned in the third quarter of 1996. Per share net income increased 23.8 percent, rising to 52 cents from 42 cents the prior year. Revenues reached a record $319.9 million for the third quarter of this year, an increase of 64.6 percent from $194.3 million for the period in 1996.

     Enrollment in Express Scripts' pharmacy benefit management (PBM) programs grew by 600,000 members, reaching a total of approximately 12.2 million at September 30, 1997 compared with 11.6 million at the end of the second quarter of this year. Express Scripts has enrolled approximately 100,000 additional members as of the beginning of the fourth quarter, pushing total enrollment as of October 1 to more than 12.3 million.

     "Continued rapid enrollment growth in our PBM programs and solid contributions from Express Scripts other healthcare management businesses drove another quarter of strong fundamental earnings gains," said Barrett A. Toan, Express Scripts' president and chief executive officer. "Express Scripts' success has come from increasing the market penetration of its PBM services, while leveraging our independence and capacity to augment this core business with a broad range of advanced, integrated healthcare management solutions."

     Toan also announced that ESI Canada, the company's Canadian subsidiary, will provide PBM services to First Canadian Health Management Corporation, Inc., a subsidiary of Aetna Life Insurance Company of Canada. The program for which services will be provided covers 640,000 registered Indians and Inuit in Canada, and will commence on July 1, 1998 and run through June 30, 2003.

     "With the First Canadian Health Management contract and the Bell Canada agreement with Manulife announced earlier this year, ESI Canada will service two of the largest PBM contracts awarded in Canada during 1997," Toan noted. "Our Canadian operations cover more than 900,000 lives as of the end of the third quarter and growth prospects in Canada continue to be strong."

     Also during the quarter, Express Scripts earned the highest ranking for overall customer satisfaction for the second consecutive year in an independent industry survey conducted by the Pharmacy Benefit Management Institute (PBMI). The annual survey, which looked at nine different PBMs, placed Express Scripts number one in nine of 21 categories and in the top two of 18 categories. The company achieved particularly high marks for cost management, consultative services, clinical and administrative capabilities, and pharmacy network.

     "Our second consecutive top ranking in the PBMI survey illustrates that we have been able to deliver quality service, while continuing to drive down pharmacy benefit costs," Toan added.

     Express Scripts noted several additional achievements during the quarter, including:

* Its strategic partnership with Premier, a nationwide alliance of integrated healthcare providers, continued to expand, with ESI providing PBM services to more than 900,000 lives.

* Express Health LineSM, the company's informed decision counseling service, is now serving approximately 700,000 members of NYLCare Health Plans, Inc. The NYLCare agreement is expected to expand service to approximately one million lives by the end of 1997.

* ESI Vision Care introduced the Universal Allowance Plan, a uniquely designed vision benefit program with a simple, customer-friendly approach.

* Express TherapeuticsSM, the company's advanced drug utilization review, drug therapy and clinical intervention product, now has seven contracts covering 175,000 lives, which it will implement by Jan. 1, 1998.

*    Express  PreferenceSM,   a  drug  therapy  management  program,  saw  total
enrollment reach 4.2 million lives.

     Express Scripts' complementary healthcare business units all contributed to the company's performance during the third quarter of 1997. Practice Patterns Science continues to enhance its healthcare decision support offerings. Therapy days at IVTx, the company's home infusion services division, and orders processed by ESI Vision Care increased 28.2 percent for the third quarter compared to the prior year. Combined revenues for IVTx, ESI Vision Care, and integrated medical and drug data analysis services increased 34.3 percent for the third quarter of 1997 compared with the same period in 1996.

     The cost of revenues for the third quarter of 1997 increased 69.2 percent to $291.6 million, compared with $172.3 million for 1996's third quarter. Selling, general and administrative (SG&A) expenses increased at a significantly slower rate, rising 35.1 percent to $15.8 million this year from $11.7 million in 1996. As a percentage of net revenue, SG&A expenses decreased to 4.9 percent this year from 6.0 percent in 1996.

     "Express  Scripts   continued  to  post  solid   improvements  in  baseline
profitability measures driven by revenue gains, a decline in our SG&A expense ratios and additional economies of scale," added Toan. "As has been the case throughout the year, our gross margins continue to be affected by competitive factors in the market and the trend toward higher utilization by customers of Express Scripts' own pharmacy network, which results in drug ingredient cost being included in both revenues and cost of revenues."

     The company finished the third quarter with the strongest cash position in its history. Express Scripts' cash and cash equivalents totaled $45.7 million as of September 30, 1997, up 81.4 percent from the $25.2 million on the balance sheet at the end of the prior calendar year and 501.8 percent compared with $7.6 million on September 30, 1996.

     Express Scripts' other income for the third quarter of 1997 increased 43.1 percent to $1.6 million from $1.1 million in the comparable period of 1996.

     For the first nine months of 1997, Express Scripts reported net income of $24.4 million, an increase of 28.4 percent compared with $19.0 million in the first three quarters of last year. Per share net income for the nine months ended September 30, 1997 was $1.48, up 26.5 percent from the $1.17 per share reported for the period in 1996. Net revenues grew by 61.2 percent to $882.4 million in the period this year from $547.4 million in 1996.

     Express Scripts, Inc. is a leader in progressive healthcare management, delivering advanced capabilities in several complementary healthcare businesses. Express Scripts' pharmacy benefit management business currently provides managed prescription drug services to more than 12.3 million members in the United States and Canada. Practice Patterns Science, Inc. offers healthcare information management services, linking healthcare data from all points of care. ESI Vision Care is the company's eyecare management business. IVTx applies managed care principles to infusion therapy management. Health Management Services provides comprehensive informed decision counseling and disease management services through a 24-hour call center staffed by nurses and pharmacists. Express Scripts' businesses serve HMOs, third-party administrators, insurance companies, unions and self-insured employers. Express Scripts is headquartered in St. Louis.

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS RELATED TO THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS OR INTENTIONS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM THOSE PROJECTED OR SUGGESTED. FACTORS WHICH MAY IMPACT ANY FORWARD-LOOKING STATEMENT INCLUDE
HEIGHTENED COMPETITION; THE POSSIBLE TERMINATION OF CONTRACTS WITH CERTAIN CLIENTS; CHANGES IN PRICING OR DISCOUNT PRACTICES OF PHARMACEUTICAL MANUFACTURERS; THE ABILITY OF THE COMPANY TO CONSUMMATE CONTRACT NEGOTIATIONS WITH PROSPECTIVE CLIENTS; COMPETITION IN THE BIDDING AND PROPOSAL PROCESS; ADVERSE RESULTS IN CERTAIN LITIGATION AND REGULATORY MATTERS; THE ADOPTION OF ADVERSE LEGISLATION OR A CHANGE IN THE INTERPRETATION OF EXISTING LEGISLATION OR REGULATIONS; RISKS ASSOCIATED WITH THE DEVELOPMENT OF NEW PRODUCTS; AND OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Financial tables follow:

                              EXPRESS SCRIPTS, INC.
                             STATEMENT OF OPERATIONS
              (in thousands, except per share and percentage data)
                                   (unaudited)

                                    Three Months Ended                               Nine Months Ended
                                       September 30                                    September 30

                               ---------------------------                      ---------------------------
                                  1997            1996          % Change           1997           1996          % Change
                               ------------    ------------                     ------------   ------------    ------------
Net Revenues                      $319,937        $194,324          64.64%         $882,442       $547,437          61.20%
                               ------------    ------------                     ------------   ------------
Cost and expenses:
Cost of revenues                   291,590         172,316          69.22%          803,794        484,098          66.04%
Selling, general, &                 15,758          11,668          35.05%           42,789         34,310          24.71%
administrative                 ------------    ------------                     ------------   ------------
                                   307,348         183,984          67.05%          846,583        518,408          63.30%
                               ------------    ------------                     ------------   ------------
Operating Income                    12,589          10,340          21.75%           35,859         29,029          23.53%
                               ------------    ------------                     ------------   ------------
Other income (expense):
Interest income                      1,609           1,117          44.05%            4,171          2,256          84.88%
Interest expense                      (29)            (13)         123.08%             (65)           (38)          71.05%
                               ------------    ------------                     ------------   ------------
                                     1,580           1,104          43.12%            4,106          2,218          85.12%
                               ------------    ------------                     ------------   ------------
Income before income taxes          14,169          11,444          23.81%           39,965         31,247          27.90%
Provision for income taxes           5,556           4,430          25.42%           15,580         12,250          27.18%
                               ------------    ------------                     ------------   ------------
Net income                       $   8,613       $   7,014          22.80%           24,385      $  18,997          28.36%
                               ============    ============                     ============   ============

Primary earnings per share           $0.52           $0.42          23.81%            $1.48          $1.17          26.50%
                               ============    ============                     ============   ============
Weighted average number of
common shares outstanding           16,593          16,739                           16,503         16,263
during the period



                               NON-FINANCIAL DATA
                     (in thousands, except percentage data)
                                   (unaudited)

                               Three Months Ended                               Nine Months Ended
                                  September 30                                     September 30
                           ---------------------------                    ----------------------------
                              1997           1996          % Change           1997              1996         % Change
                           ------------   ------------    ------------    -------------- -------------       ---------

Pharmacy network claims       18,160        13,971           29.98%         52,958           41,846           26.55%
processed

Mail pharmacy claims           1,021           696           46.70%          2,865            2,020           41.83%
filled

Number of pharmacies in                                                       50.3             47.1            6.79%
network

Pharmacy benefit covered                                                    12,200            9,500           28.42%
lives

Drug spend                  $630,162       $414,759          51.93%      1,758,490       $1,164,129           51.06%


                              EXPRESS SCRIPTS, INC.
                                  BALANCE SHEET
                                ($ in thousands)
                                   (unaudited)

                                                  September 30,          December 31,         September 30,
                                                       1997                  1996                  1996
                                                 -----------------     -----------------     -----------------
Assets
Current assets
      Cash and cash equivalents                         $  45,742             $  25,211             $   7,601
      Short term investments                               57,172                54,388                53,831
      Receivables, net                                    202,624               163,805               158,366
      Inventories                                          20,758                17,491                21,951
      Deferred taxes and prepaid expenses                   3,066                 2,254                 2,102
                                                 -----------------     -----------------     -----------------
        Total current assets                              329,362               263,149               243,851
                                                 -----------------     -----------------     -----------------

Property and equipment (net)                               26,797                21,447                20,817
Other assets                                               12,275                15,829                13,894
                                                 =================     =================     =================
Total assets                                             $368,434              $300,425              $278,562
                                                 =================     =================     =================

Liabilities and Stockholders' Equity

Current liabilities
     Claims payable                                      $132,492             $  98,865             $  83,558
     Accounts payable                                      20,267                16,347                12,714
     Accrued expenses                                      21,554                19,678                18,962
                                                 -----------------     -----------------     -----------------
        Total current liabilities                         174,313               134,890               115,234
                                                 -----------------     -----------------     -----------------

Deferred income taxes                                       1,180                 1,445                 1,459

Total stockholders' equity                                192,941               164,090               161,869
                                                 =================     =================     =================
Total liabilities and stockholders' equity               $368,434              $300,425              $278,562
                                                 =================     =================     =================